EXHIBIT 99B.9

U S WEST Media Group -- Selected Proportionate Financial Data(1)<F1>
                  Cable and                      Media Content
Financial Data    Telecomm.          Wireless    and Services  Total
(millions):       Dom.(2)<F2> Int'l Dom.  Int'l  Dom.    Int'l
QTR Ended
June 30, 1995
  Revenues        $  670     $32    $193 $    74  $264  $30   $1,263
  Operating exp.    (520     (44)   (133)    (87) (163) (30)    (977)
  Depr. & amort.    (106)     (9)    (26)    (13)   (6)  (2)    (162)
  Operating
    income/(loss)     44     (21)     34     (26)   95   (2)     124
  Net income
    (loss)           (16)     (2)     19     (32)   57   (1)      25

QTR Ended
June 30, 1994(3)<F3>
  Revenues        $  528     $25    $181    $ 39  $246  $11   $1,030
  Operating exp.    (414)    (35)   (131)    (56) (141) (12)    (789)
  Depr. & amort.     (79)     (8)    (23)     (9)   (6)  (1)    (126)
  Operating
    income/(loss)     35     (18)     27     (26)   99   (2)     115
  Net income
    (loss)            (9)    (10)     52     (14)   68   (1)      86

YTD June 30, 1995
  Revenues        $1,251     $56    $361    $134  $524  $44   $2,370
  Operating exp.    (973)    (79)   (249)   (159) (313) (48)  (1,821)
  Depr. & amort.    (201)    (19)    (50)    (22)  (13)  (5)    (310)
  Operating
    income/(loss)     77     (42)     62     (47)  198   (9)     239
  Net income (loss)  (32)    (13)     31     (60)  119   (5)      40

YTD June 30, 1994(3)<F3>
  Revenues        $1,023     $43    $313    $ 69  $490  $11   $1,949
  Operating exp.    (803)    (63)   (236)    (92) (280) (13)  (1,487)
  Depr. & amort.    (151)    (15)    (41)    (17)  (12)  (1)    (237)
  Operating
    income/(loss)     69     (35)     36     (40)  198   (3)     225
  Net income
    (loss)           (14)    (18)     54     (35)  130   (2)     115

YTD June 30, 1995
  EBITDA (millions)
    2nd Qtr       $  150    $(12)   $ 60  $  (13) $101  $ -    $ 286
    Six Months      $  278  $(23)   $112  $  (25) $211  $ (4)  $ 549
  Subscribers/
    Customers       2,887    237     988     241    _     _    4,353
  Advertisers
  Homes passed      4,550    646      -       -     -     -    5,196
  POPs                 -      -   18,900  38,300              57,200
  Telephone lines      -      93      -       -     -     -       93

YTD June 30, 1994(3)<F3>
  EBITDA (millions)
    2nd Qtr        $  114   $(10) $   50  $  (17) $105  $ (1)   $241
    Six Months     $  220   $(20) $   77  $  (23) $210  $ (2)   $462
  Subscribers/
    Customers       1,853    225     624      90    -     -    2,792
  Advertisers          -      -       -       -    464   120     584
  Homes passed      3,092    588      -       -     -     -    3,680
  POPs                 -      -   18,500  38,300    -     -   56,800
  Telephone lines      -      58      -       -     -     -       58

<F1>
(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.
<F2>
(2) Includes the Media Group's 25.51 percent pro-rata priority and residual equity interests in reported TWE results.
<F3>
(3) Results do not include the Atlanta cable properties which U S WEST Inc. acquired in December 1994. Results include the paging operation which was sold in the 2nd quarter. Paging revenue, EBITDA and net income for the quarter was $14, $5 and $42 and for the six months was $28, $11 and $44.

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